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                                                                     Exhibit 12


                          THE TORO COMPANY AND SUBSIDIARIES
                  Computation of Ratio of Earnings to Fixed Charges
                    (Not Covered by Independent Auditors' Report)

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
                                  ------------------------------------------------------------------------------------
                                                  YEARS ENDED                   3 MONTHS          YEARS ENDED
                                                                                 ENDED
                                  ------------------------------------------------------------------------------------
                                     10/31/98      10/31/97      10/31/96       10/31/95      7/31/95       7/31/94
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
 Earnings before income taxes      $ 6,761,000   $60,344,000   $ 60,180,000   $6,606,0000   $61,112,000   $37,050,000
 Plus:  Fixed charges               29,375,000    23,186,000     16,728,000     3,266,000    14,892,000    15,989,000
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 Earnings available to cover
 fixed charges                     $36,136,000   $83,530,000    $76,908,000    $9,872,000   $76,004,000   $53,039,000
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 Ratio of earnings to fixed
 charges                                  1.23          3.60           4.60          3.02          5.10          3.32
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 Interest Expense                  $25,428,000   $19,900,000    $13,590,000    $2,532,000   $11,902,000   $13,562,000
 Rentals (Interest factor)           3,987,000     3,286,000      3,138,000       734,000     2,990,000     2,427,000
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    Total fixed charges            $29,375,000   $23,186,000    $16,728,000    $3,266,000   $14,892,000   $15,989,000
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